Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Nobel Learning Communities, Inc

West Chester, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated September 12, 2006, relating to the consolidated financial statements and Schedule of Qualifying Valuation Accounts of Nobel Learning Communities, Inc appearing in the Company’s Annual Report on Form 10-K for the year ended July 1, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Philadelphia, Pennsylvania

February 7, 2007